EXHIBIT 10.2

HUNTINGTON BANCSHARES INCORPORATED
Board of Directors
October 23, 2019
Re: Form of Benefit available to the Beneficiary of a Supplemental Retirement Benefit and Supplemental Surviving Beneficiary Benefit

WHEREAS, Huntington Bancshares Incorporated (the “Corporation”) sponsors The Huntington Bancshares Supplemental Retirement Income Plan (the “Plan”) for the benefit of certain highly compensated employees whose benefits under the Huntington Bancshares Retirement Plan (the “Qualified Plan”) are affected by the limits imposed on tax-qualified plans under the Code, or by limits imposed under the Qualified Plan;

WHEREAS, the Corporation through its Board of Directors has authority to take action regarding the retirement plans of the Corporation, including amendment of the Plan;

WHEREAS, the Corporation has the authority to amend the Plan pursuant to Section 8.01 of the Plan;

WHEREAS, Prop. Treas. Reg. § 1.409A-3 permits an amendment to the Plan that accelerates payments to Beneficiaries if such amendment becomes effective one year following the date of the amendment;

WHEREAS, the Board of Directors desires to amend the Plan effective one year following the date of this Resolution to provide for the payment of a pre-retirement death benefit under the Supplemental Retirement Benefit in a single lump sum;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby approves the amendment of the Plan, substantially in the form of Exhibit A attached hereto, effective as of the date set forth in such amendment, to provide for the payment of a pre-retirement death benefit under the Supplemental Retirement Benefit in a single lump sum; and

RESOLVED FURTHER, that any appropriate officers or employees of the Corporation be, and hereby are, authorized to recommend any amendments and/or restatements of the Plan and any other instruments, documents or conveyances necessary to effectuate the amendments and/or restatements of the Plan to include the provisions described herein; and

RESOLVED FINALLY, that the appropriate officers of the Corporation shall be and hereby are authorized and directed to take such action as may be necessary, appropriate or advisable to implement these Resolutions, including executing, delivering, acknowledging, filing, recording and sealing of all documents, certificates, statements or other instruments, and that any prior action taken by any appropriate officer of the Corporation that is consistent with these Resolutions is hereby ratified and approved.

FIRST AMENDMENT TO
THE HUNTINGTON BANCSHARES
SUPPLEMENTAL RETIREMENT INCOME PLAN

Background

A.	Huntington Bancshares Incorporated (the “Company”) maintains The Huntington Bancshares Supplemental Retirement Income Plan (the “Plan”), amended and restated effective as of December 31, 2013.

B.	Section 8.01 of the Plan gives the Company the power and authority to amend the Plan from time to time by action of its Board of Directors or an authorized delegate thereof.

C.	The Company desires to amend the Plan effective one year following the date of this Amendment, to require that a pre-retirement death benefit under the Plan be paid in the form of a single lump sum.

Amendment

The Plan is hereby amended as follows, effective as of as of July 5, 2020:

1.	Section 4.02 of the Plan is hereby amended by adding the following sentence to the end of the paragraph:

“Notwithstanding the forgoing, effective July 5, 2020, the Supplemental Surviving Beneficiary Benefit shall be payable only in the form of an Actuarially Equivalent lump sum payment. In addition, any Supplemental Surviving Beneficiary Benefits in pay status as of the effective date of this provision shall have the remaining benefits paid in the form of an Actuarially Equivalent single lump sum.”

2.	All other provisions of the Plan shall remain unchanged.

This First Amendment to the Plan is hereby adopted by the Company.
COMPANY:

Huntington Bancshares Incorporated

Date:July____,2019     By:

Its:

032482.000028 4831-3478-0315.1